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                                                                    Exhibit 23.3


                       Consent of Independent Accountants


        We consent to the incorporation by reference in this Registration Statement on Form S-3 (File No. 333-45728) of SpectraSite Holdings, Inc. of (i) our report dated February 4, 1999, except for the fourth paragraph in Note 3, as to which the date is June 17, 1999, relating to the consolidated financial statements of WesTower Corporation and its subsidiaries as of September 30, 1998 and for the seven months ended September 30, 1998 and (ii) our report dated May 21, 1999 relating to the financial statements of Summit Communications, LLC as of September 30, 1998 and for the nine months ended September 30, 1998 which appear in the Current Report on Form 8-K dated August 18, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Seattle, Washington
December 19, 2000